SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): May 26, 1998
                   American Gaming & Entertainment, Ltd.
____________________________________________________________________________
            (Exact Name of Registrant as Specified in Charter)



                                 Delaware
____________________________________________________________________________
                  (State or Other Jurisdiction of
                  Incorporation or Organization)




0-19049                                                        74-2504501
____________________________________________________________________________
(Commission                                                  (IRS Employer
File Number)                                             Identification No.)



           One Woodland Avenue, Paramus, New Jersey 07652
____________________________________________________________________________
           (Address of Principal Executive Offices)

          Registrant's telephone number, including area code: (609) 822-8505



                             Not Applicable
____________________________________________________________________________
(Former Name, Address and Former Fiscal Year, if Changed Since Last Report)

American Gaming & Entertainment, Ltd.
SEC Form 8-K

Item 5.  Other Events
         ____________


As previously disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, IGT - North America ("IGT") is not receiving any payments from AMGAM Associates ("AMGAM"), a wholly-owned subsidiary of the Company currently in bankruptcy, on AMGAM's debt to IGT for certain slot machines under an installment sales contract. Such indebtedness by AMGAM to IGT has been guaranteed by the Company pursuant to a guaranty agreement (the "IGT Guaranty") by the Company to IGT. On November 2, 1995 IGT filed a complaint against the Company in the Circuit Court of Harrison County, Mississippi, Second Judicial District seeking a judgment against the Company under the IGT Guaranty of (i) the principal amount of approximately $3,306,000 plus accrued interest and (ii) reasonable attorneys fees. The Company responded to such complaint by arguing that the IGT Guaranty should be found to be unenforceable if IGT has failed to properly perfect a security interest in such slot machines. As previously disclosed in the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1997, on October 13, 1997 the Company paid IGT $375,000, which amount had been previously accrued, to settle such lawsuit.

IGT has alleged that such settlement was contingent on the Company and Shamrock Holdings Group, Inc., the Company's major stockholder and creditor, and related entities (collectively, "Shamrock") waiving any claim to payments made by President Mississippi Charter Corporation to AMGAM relating to the purchase of IGT slot machines from AMGAM. At the time the Company filed its Quarterly Report on Form 10-QSB for the period ended September 30, 1997, the Company believed that Shamrock would waive such claim. However, as of May 26, 1998, Shamrock had refused to waive such claim. On May 26, 1998, IGT filed a motion for summary judgment in the Circuit Court of Harrison County, Mississippi, Second Judicial District seeking a judgment against the Company under the IGT Guaranty of (i) the principal amount of approximately $3,306,000 plus accrued interest of approximately $864,000 and (ii) attorneys fees of approximately $108,000. To the extent (i) funds are not paid to IGT pursuant to a plan of liquidation in the bankruptcy proceeding of AMGAM and (ii) the IGT Guaranty is enforceable against the Company, the Company's business and financial condition would be materially adversely affected. Management is unable, with any degree of certainty, to predict the outcome, or to estimate the amount of liability, if any, that may result from this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     American Gaming & Entertainment, Ltd.
                                     _____________________________________
                                     (Registrant)



DATE:  June 2, 1998                  By:   /s/ J. Douglas Wellington
                                          ___________________________________
                                           J. DOUGLAS WELLINGTON
                                           President and Chief Executive
                                            Officer and Principal Accounting
                                            Officer